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                                                                  EXHIBIT 11.1

                    CONCENTRA MANAGED CARE, INC.
              Calculation of Shares Used in Determining
                 Basic and Diluted Earnings Per Share
         for the Years Ended December 31, 1995, 1996 and 1997
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                                                          1995          1996           1997
                                                       ----------    -----------    ----------
BASIC EARNINGS PER SHARE:
  Net income available to shareholders                 $9,861,000    $21,134,000    $2,837,000
                                                       ----------    -----------    ----------
                                                       ----------    -----------    ----------
  Average shares of common stock outstanding           28,960,000     35,561,000    37,924,000
                                                       ----------    -----------    ----------
                                                       ----------    -----------    ----------

  Basic Earnings per Share                                  $0.34          $0.59         $0.07
                                                       ----------    -----------    ----------
                                                       ----------    -----------    ----------

DILUTED EARNINGS PER SHARE:
  Net income available to shareholders                 $9,861,000    $21,134,000    $2,837,000
  Interest on common stock equivalents, net of tax              -        187,000             -
                                                       ----------    -----------    ----------
       Diluted net income                              $9,861,000    $21,321,000    $2,837,000
                                                       ----------    -----------    ----------
                                                       ----------    -----------    ----------

  Average shares of common stock outstanding           28,960,000     35,561,000    37,924,000
  Dilutive options, warrants and notes payable          1,835,000      1,732,000     1,105,000
                                                       ----------    -----------    ----------
       Diluted shares of common stock and equivalents  30,795,000     37,293,000    39,029,000
                                                       ----------    -----------    ----------
                                                       ----------    -----------    ----------

  Diluted Earnings per Share                                $0.32          $0.57         $0.07
                                                       ----------    -----------    ----------
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